SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2018
LCNB CORP.
(Exact name of Registrant as specified in its Charter)

Ohio	001-35292	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 932-1414
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Monday, October 1, 2018, the Board of Directors of LCNB Corp. (“LCNB”) announced the appointment of Eric J. Meilstrup to the position of President of LCNB and LCNB National Bank, effective immediately. Mr. Meilstrup, who is 50, has served as Executive Vice President of LCNB and LCNB National Bank since 2003. Steve P. Foster, the current Chief Executive Officer and President, will continue to serve as the Chief Executive Officer of LCNB and LCNB National Bank.

Mr. Meilstrup will receive a base salary consistent with LCNB’s current executive compensation practices and continue to receive benefits materially similar to those disclosed in LCNB’s Definitive Proxy Statement, filed with the SEC on March 9, 2018.

There are no arrangements or understandings between Mr. Meilstrup and any other person pursuant to which he was selected to be an officer of LCNB, nor are there any transactions between LCNB and Mr. Meilstrup that are reportable under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.        Description
99.1            Press release dated October 1, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: October 1, 2018	By: /s/ Robert C. Haines II
Robert C. Haines II Chief Financial Officer